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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Registration Statement on Form F-4 of Naspers Limited of our reports dated July 2, 2002, except for note 36, which is as of October 23, 2002, relating to the financial statements of MIH Limited, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers Inc.
PricewaterhouseCoopers Inc.

Registered Accountants & Auditors
Chartered Accountants (SA)

Johannesburg, Republic of South Africa
1 November 2002

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  Exhibit 23.1
Consent of PricewaterhouseCoopers Inc. (MIH Limited)